EXHIBIT 21.1

SUBSIDIARIES OF THE BANK OF YOKOHAMA, LTD.

Name	Jurisdiction of Incorporation or Formation
Yokohama Operation Service Co., Ltd.	Japan
Yokohama Staff Service Co., Ltd.	Japan
Hamagin Mortgage Service Co., Ltd.	Japan
Hamagin Business Operations Center Co., Ltd.	Japan
Yokohama Guarantee Co., Ltd.	Japan
Hamagin Finance Co., Ltd.	Japan
Yokohama Capital Co., Ltd.	Japan
Hamagin Research Institute, Ltd.	Japan
Hamagin Tokai Tokyo Securities Co., Ltd.	Japan
BANKCARD Service Japan Co., Ltd.	Japan
Sky Ocean Asset Management Co., Ltd.	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 1	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 2	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 3	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 4	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 5	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 6	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 7	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 8	Japan
Bank of Yokohama Residential Mortgage Securitization Trust 9	Japan
Yume Fund IV Investment Limited Partnership	Japan
Kanagawa Support Fund for Growth Partnership	Japan
Kanagawa Small & Mid Sized Business Revitalization Fund Investment Limited Partnership	Japan